Exhibit 9(b)

The Company You Keep®

New York Life Insurance Company 51 Madison Avenue New York, NY 10010 Tel 212-576-5773 Fax 212-447-4262 george_shively@nylim.com

George Shively Senior Vice President & Deputy General Counsel

VIA EDGAR

April 1, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

VARIABLE ANNUITY SEPARATE ACCOUNT-III

INVESTMENT COMPANY ACT FILE NUMBER: 811-08904

SECURITIES ACT FILE NUMBER: 333-30706

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation (“NYLIAC”) of Post-Effective Amendment No. 26 to the registration statement on Form N-4 (“Registration Statement”) under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account–III (“Separate Account–III”). Separate Account-III receives and invests premiums allocated to it under individual New York Life flexible premium variable annuity policies (“Annuity Contracts”). The Annuity Contracts are offered in the manner described in the Registration Statement.

NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company (“NYL”). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am a Senior Vice President of NYLIAC.

In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinions hereinafter expressed. On the basis of such examination, it is my opinion that:

1.	NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

2.	Separate Account-III is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-III shall be credited to or charged against Separate Account-III, without regard to other income, gains or losses of NYLIAC.

Securities and Exchange Commission

3.	The Annuity Contracts have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

4.	Each owner of an Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Annuity Contract.

I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ George Shively
George Shively Senior Vice President & Deputy General Counsel